                                                                      EXHIBIT 21

                               SUBSIDIARIES OF SAT


                                          Jurisdiction of          Percentage of
Name of Subsidiary                        Incorporation            Ownership
------------------                        -------------            --------
Good Ideas Enterprises, Inc.              Delaware                 60.8%

U.S. Drug Testing, Inc.                   Delaware                 67.0%

Good Ideas Acquisition Corp.              Delaware                  100%

U.S. Drug Acquisition Corp.               Delaware                  100%




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